Exhibit 2.23

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 27, 2008, is by and among BARR LABORATORIES, INC., a Delaware corporation (the “Company”), certain Foreign Subsidiaries of the Company party hereto pursuant to Section 2.14 of the hereinafter defined Existing Credit Agreement (each a “Designated Foreign Borrower”; and together with the Company, the “Borrowers” and, each a “Borrower”), Barr Pharmaceuticals, Inc., a Delaware corporation (the “Parent”) as a guarantor along with certain Subsidiaries of the Parent (individually a “Guarantor” and collectively the “Guarantors”), the Lenders party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, NA., as Administrative Agent for the Lenders (the “Administrative Agent”) and as Swing Line Lender and L/C Issuer. Terms used but not otherwise defined herein shall have the meanings provided in the Existing Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer have entered into that certain Credit Agreement dated as of July 21, 2006 (as amended by that certain First Amendment dated as of October 24, 2006, and as further amended, modified, extended, renewed, restated, replaced or increased from time to time, prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, Teva Pharmaceutical Industries Ltd. (“Teva”), the Parent and a wholly-owned subsidiary of Teva have signed an agreement and plan of merger under which Teva would, subject to the terms and conditions thereof, acquire by merger the Parent (such acquisition the “Teva Acquisition”); and

WHEREAS, the consummation of the Teva Acquisition would result in a Change of Control and thus an Event of Default under Section 8.01(k) of the Existing Credit Agreement, the Parent and the Borrowers have requested, and the Lenders have agreed, to amend the Existing Credit Agreement as provided herein to permit the Teva Acquisition pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Second Amendment Effective Date” is defined in Subpart 3.1.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1 Definition of Alternative Currency Sublimit. The definition of “Alternative Currency Sublimit” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Alternative Currency Sublimit” means (a) prior to the Teva Acquisition Effective Date, an amount equal to the lesser of the Aggregate Revolving Commitments and $200,000,000 and (b) on and after the Teva Acquisition Effective Date, an amount equal to $0. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

SUBPART 2.2 Definition of Applicable Rate. The definition of “Applicable Rate” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Corporate Ratings as set forth below:

(a) prior to the Teva Acquisition Effective Date, the following percentages per annum, based upon the Corporate Ratings as set forth below:

Level	Corporate Ratings	Revolving Credit Facility Applicable Margin for LIBOR Loans	Revolving Credit Facility Applicable Margin for Alternate Base Rate Loans	Revolving Credit Facility Letter of Credit Fee	Facility Fee	Acquisition Facility Applicable Margin for LIBOR Loans/Acquisition Facility Letter of Credit Fee	Acquisition Facility Applicable Margin for Alternate Base Rate Loans
I	Greater than or equal to BBB+/Baa1	40.0 bps	0 bps	40.0 bps	10.0 bps	50.0 bps	0 bps
II	BBB/Baa2	50.0 bps	0 bps	50.0 bps	12.5 bps	62.5 bps	0 bps
III	BBB-/Baa3	60.0 bps	0 bps	60.0 bps	15.0 bps	75.0 bps	0 bps
IV	BB+/Ba1	70.0 bps	0 bps	70.0 bps	17.5 bps	87.5 bps	0 bps
V	BB/Ba2	87.5 bps	0 bps	87.5 bps	25.0 bps	112.5 bps	12.5 bps
VI	Less than BB/Ba2	100.0 bps	0 bps	100.0 bps	37.5 bps	137.5 bps	37.5 bps

“Corporate Rating” means, as of any date of determination, the rating as determined by the Ratings Agencies as the Parent’s corporate credit (family) rating (collectively, the “Corporate Ratings”); provided that if a Corporate Rating is issued by the Ratings Agencies and there is a split rating, then the highest of such Corporate Ratings shall apply (with the Corporate Rating for Pricing Level I being the highest and the Corporate Rating for Pricing Level VI being the lowest) in determining the Pricing Level. If there is a multiple split in Corporate Ratings, then the Corporate Rating that is one level lower than the highest rating shall apply in determining the Pricing Level; provided, further, however, that the Applicable Rate shall be at pricing Level VI if no Corporate Rating is available from each of the Rating Agencies or such Corporate Ratings do not give pro forma effect to the Acquisition of the Acquired Company (to the extent applicable).

Initially, the Applicable Rate shall be at Level III until the earlier of (x) ninety (90) days following the Closing Date and (y) the date on which the Parent has obtained its Corporate Ratings. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Corporate Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

(b) on and after the Teva Acquisition Effective Date, the following percentages per annum, based upon the Corporate Ratings as set forth below:

Level	Corporate Ratings	Revolving Credit Facility Applicable Margin for LIBOR Loans	Revolving Credit Facility Applicable Margin for Alternate Base Rate Loans	Revolving Credit Facility Letter of Credit Fee	Facility Fee	Acquisition Facility Applicable Margin for LIBOR Loans/Acquisition Facility Letter of Credit Fee	Acquisition Facility Applicable Margin for Alternate Base Rate Loans
I	Greater than or equal to A-/A3	105 bps	5 bps	105 bps	20.0 bps	125.0 bps	25.0 bps
II	BBB+/Baa1	125 bps	25 bps	125 bps	25.0 bps	150.0 bps	50.0 bps
III	BBB/Baa2	137.5 bps	37.5 bps	137.5 bps	37.5 bps	175.0 bps	75.0 bps
IV	Less than or equal to BBB-/Baa3	175.0 bps	75.0 bps	175.0 bps	50.0 bps	225.0 bps	125.0 bps

“Corporate Rating” means, as of any date of determination, the rating as determined by the Ratings Agencies as Teva’s corporate credit rating (collectively, the “Corporate Ratings”); provided that if a Corporate Rating is issued by the Ratings Agencies and there is a split rating, then the highest of such Corporate Ratings shall apply (with the Corporate Rating for Pricing Level I being the highest and the Corporate Rating for Pricing Level IV being the lowest) in determining the Pricing Level. If there is a multiple split in Corporate Ratings, then the Corporate Rating that is one level lower than the highest rating shall apply in determining the Pricing Level; provided, further, however, that the Applicable Rate shall be at pricing Level IV if no Corporate Rating is available from each of the Rating Agencies.

The Applicable Rate shall be at Level II for the first ninety (90) days immediately following the Teva Acquisition Effective Date. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Corporate Rating shall be effective, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

SUBPART 2.3 Definition of Base Rate. The definition of “Base Rate” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Base Rate” means (a) prior to the Teva Acquisition Effective Date, for any day a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate plus  1/2 of 1% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (b) on and after the Teva Acquisition Effective Date, for any day, a rate per annum equal to the highest of (i) the Federal Funds Rate plus  1/2 of 1%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its

“prime rate” and (iii) the Eurocurrency Rate for Dollar deposits being delivered in the London interbank market for a term of one month commencing on such day plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

SUBPART 2.4 Definition of Change of Control. Clauses (b) and (c) of the definition of “Change of Control” contained in Section 1.01 of the Existing Credit Agreement are hereby amended in their entireties to read as follows:

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and excluding Teva and its Affiliates as part of or in connection with the Teva Acquisition) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (it being understood that changes in the members of the board of the Parent on the Teva Acquisition Effective Date and for a period of three months thereafter shall not constitute a “Change of Control” pursuant to this clause (c)).

SUBPART 2.5 Definition of Consolidated EBITDA. Clause (a) of the definition of “Consolidated EBITDA” contained in Section 1.01 of the Existing Credit Agreement is hereby amended by adding new clauses (viii) and (ix) to the end of such clause (a) to read as follows, and making the appropriate grammatical changes thereto:

(viii) in the event that the Teva Acquisition Effective Date has occurred, one-time non-cash expenses incurred in connection with the Teva Acquisition and (ix) in the event that the Teva Acquisition Effective Date has occurred, one-time cash expenses incurred in connection with the Teva Acquisition in an aggregate amount not to exceed $75,000,000

SUBPART 2.6 Definition of Designated Foreign Borrower Sublimit. The definition of “Designated Foreign Borrower Sublimit” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Designated Foreign Borrower Sublimit” means (a) prior to the Teva Acquisition Effective Date, an amount equal to the lesser of the Aggregate Revolving Commitments and $200,000,000 and (b) on and after the Teva Acquisition Effective Date, $0. The Designated Foreign Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

SUBPART 2.7 Definition of Loan Documents. The definition of “Loan Documents” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Loan Documents” means this Agreement, each Designated Foreign Borrower Request and Assumption Agreement, each Note, each Issuer Document, each Guarantor Joinder Agreement, the Fee Letter and, in the event that the Teva Acquisition Effective Date has occurred, the Teva Guaranty.

SUBPART 2.8 Definition of Loan Parties. The definition of “Loan Parties” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Loan Parties” means, collectively, the Company, each Designated Foreign Borrower and each Guarantor (provided that, notwithstanding the Teva Guaranty, Teva shall not be deemed a “Loan Party”).

SUBPART 2.9 Definition of Parent. The definition of “Parent” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Parent” means (a) prior to the Teva Acquisition Effective Date, Barr Pharmaceuticals, Inc., a Delaware corporation and (b) on and after the Teva Acquisition Effective Date, New Barr Parent.

SUBPART 2.10 New Definitions. The following new definitions are added to Section 1.01 of the Existing Credit Agreement in appropriate alphabetical order:

“Approving Lenders” means each Lender who executed and delivered its signature page to the Second Amendment on or before 5:00 P.M. (New York Time) on Monday, October 27, 2008.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of October 27, 2008, by and among the Company, the Parent, the Guarantors, the Lenders and the Administrative Agent.

“Second Amendment Effective Date” means October 27, 2008.

“New Barr Parent” means that certain newly formed, wholly-owned subsidiary of Teva USA, Inc. organized under the laws of the State of Delaware which is the ultimate surviving entity in the Teva Acquisition.

“Pliva Corporate Reorganization” means, that certain corporate reorganization pursuant to which the capital stock of one or more of Barr Laboratories Europe BV and its Subsidiaries shall be transferred to one or more Subsidiaries of Teva in exchange for the Teva Notes.

“Teva” means Teva Pharmaceutical Industries Ltd., an Israeli company.

“Teva Acquisition” means the acquisition by merger of Barr Pharmaceuticals, Inc. by Teva.

“Teva Acquisition Effective Date” means the date on which the Teva Acquisition shall have been consummated.

“Teva Guaranty” means the guaranty by Teva of the Obligations pursuant to a guaranty agreement substantially in the form attached hereto as Exhibit A to the Second Amendment.

“Teva Notes” means the promissory notes from one or more Subsidiaries of Teva to Barr Laboratories, Inc. in connection with the Pliva Corporate Reorganization.

SUBPART 2.11 Teva Acquisition. A new Section 6.12 is hereby added to Article VI of the Existing Credit Agreement to read as follows:

6.12 Teva Acquisition. To the extent the Teva Acquisition Effective Date has occurred, on or prior to the Teva Acquisition Effective Date, the Administrative Agent shall have received the following items:

(a) Counterparts of (i) the Teva Guaranty, duly executed on behalf of Teva and the Administrative Agent (on behalf of the Lenders); provided that the Teva Guaranty may be received by the Administrative Agent in escrow to be effective on, and not prior to, the Teva Acquisition Effective Date, (ii) an incumbency certificate of Teva certified by a secretary or assistant secretary to be true and correct as of the Teva Acquisition Effective Date and (iii) a favorable opinion or opinions of counsel to Teva, addressed to the Administrative Agent and each of the Lenders, with respect to the Teva Guaranty addressing due authorization, execution, delivery, enforceability, non-contravention and such other customary matters reasonably requested by the Administrative Agent; provided that the legal opinion or opinions may be received by the Administrative Agent in escrow to be effective on, and not prior to, the Teva Acquisition Effective Date; and

(b) An amendment fee for the benefit of the Approving Lenders equal to 10 basis points on the outstanding Revolving Commitment and/or outstanding Acquisition Facility Loans of each such Approving Lender as of the Second Amendment Effective Date (it being understood that such fee shall be in addition to the amendment fee received by the Approving Lenders on the Second Amendment Effective Date).

SUBPART 2.12 Investments. Clause (d) contained in Section 7.02 of the Existing Credit Agreement is hereby amended and restated to read as follows:

(d) investments in any Foreign Subsidiary; provided, that if such Investment is by a Loan Party in a Foreign Subsidiary that is not a Loan Party, prior to and after giving effect to any such Investment, (i) no Default shall have occurred and be continuing before and after giving effect to such Investment on a Pro Forma Basis and (ii) (A) in the event that the Teva Acquisition Effective Date shall not have occurred, to the extent that the Consolidated Leverage Ratio after giving effect to such Investment on a Pro Forma Basis shall be greater than 3.50 to 1.00, the aggregate amount of such Investments permitted pursuant to this clause (d) shall not exceed $100,000,000 during the period when the consolidated Leverage Ratio is greater than 3.50 to 1.00 and (B) in the event that the Teva Acquisition Effective Date shall have occurred, the aggregate amount of such Investments permitted pursuant to this clause (d) shall not exceed $0.

*****

SUBPART 2.13 Investments. Section 7.02 of the Existing Credit Agreement is hereby amended by adding a new clause (r) thereto to read as follows, and renumbering existing clause (r) to read clause (s):

(r) Investments in the form of the Teva Notes; and

SUBPART 2.14 Fundamental Changes. Clause (a) contained in Section 7.04 of the Existing Credit Agreement is hereby amended and restated to read as follows:

(a)(i) any Subsidiary of the Parent (other than the Company) may merge with (A) the Parent or the Company, provided that the Parent or the Company, as the case may be, shall be the continuing or surviving Person or (B) any one or more Persons, provided that when any Guarantor is merging with another Person which is not a Guarantor hereunder, the Guarantor shall be the continuing or surviving Person or the surviving Person shall become a Guarantor, (ii) the Company and the Parent may merge provided that (A) the Company shall be the continuing or surviving Person or (B) if the Parent shall be the continuing or surviving Person, (x) the Borrower shall provide written notice to the Administrative Agent prior to such merger or consolidation and (y) the Parent shall assume contemporaneously with such merger or consolidation all of the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent and (iii) to the extent the Teva Acquisition Effective Date shall have occurred, the Parent (Barr Pharmaceuticals, Inc.) may merge with and into New Barr Parent, with New Barr Parent being the surviving “Parent” hereunder to the extent that New Barr Parent shall assume contemporaneously with such merger by operation of law or otherwise all of the obligations of the Parent (Barr Pharmaceuticals, Inc.) under this Agreement and the other Loan Documents, it being understood and agreed that execution and delivery of the Agreement and Plan of Merger by and among the Parent, Teva Pharmaceutical Industries Ltd. and Barr Acquisition Corp., dated as of July 17, 2008, as amended, modified, extended, renewed, restated or replaced from time to time, satisfies the requirements of this clause (a). Following any merger pursuant to this Section 7.04(a)(ii), all references to “Parent” and to the “Borrower” shall be read as references to the Person surviving the merger;

SUBPART 2.15 Transactions With Affiliates. Section 7.07 of the Existing Credit Agreement is hereby amended by adding a new clause (i) to the end thereof, and making the appropriate punctuation and grammatical changes thereto:

and (i) in the event that the Teva Acquisition Effective Date shall have occurred, the Pliva Corporate Reorganization.

SUBPART 2.16 Financial Covenants. Section 7.10 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.10 Financial Covenants.

(a)	Prior to the Teva Acquisition Effective Date:

(i) Until the Corporate Ratings as determined by the Ratings Agencies shall each be BBB+ or higher and Baal or higher, respectively, as of the end of any fiscal quarter of the Parent, then:

(A) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than 3.00 to 1.00.

(B) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent;

(1) ending after the Closing Date, but prior to the earlier of the Acquisition Facility Letter of Credit Issuance Date and the Initial Acquisition Facility Loan Funding Date, to be greater than 3.00 to 1.00.

(2) ending after the Acquisition Facility Letter of Credit Issuance Date, if any, but prior to the Initial Acquisition Facility Loan Funding Date, to be greater than 4.50 to 1.00.

(3) ending after the Initial Acquisition Facility Loan Funding Date, but on or prior to the earlier of the Consolidated Leverage Ratio Stepdown Date and September 30, 2007, to be greater than 4.00 to 1.00.

(4) ending on or after October 1, 2007, but on or prior to the earlier of the Consolidated Leverage Ratio Stepdown Date and September 30, 2008, to be greater than 3.50 to 1.00.

(5) at all other times, to be greater than 3.00 to 1.00.

(ii) Once the Corporate Ratings as determined by the Ratings Agencies shall each be BBB+ or higher and Baal or higher, respectively, as of the end of any fiscal quarter of the Parent, and thereafter:

Consolidated Funded Indebtedness to Total Capitalization. Permit the Consolidated Funded Indebtedness to Total Capitalization Ratio, at any time, to be greater than 0.50 to 1.00.

(b)	On and after the Teva Acquisition Effective Date:

(i) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than 3.00 to 1.00.

(ii) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent;

(A) from the Teva Acquisition Effective Date to and including the fiscal quarter ending December 31, 2009, to be greater than 3.50 to 1.00.

(B) at all other times, to be greater than 3.00 to 1.00.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 Second Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “Second Amendment Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Amendment”.

SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Guarantors, the Lenders (pursuant to the authorization of the Required Lenders) and the Administrative Agent.

SUBPART 3.3 Amendment Fee. The Administrative Agent shall have received from the Borrower, for the account of each Lender who executes and approves this Amendment on or before 5:00 P.M. (New York Time) on Monday, October 27, 2008 (the “Approving Lenders”), an amendment fee equal to 10 basis points on the outstanding Revolving Commitment and/or outstanding Acquisition Facility Loans of each such Approving Lender (it being understood that in addition to the foregoing amendment fee, in the event that the Teva Acquisition Effective Date (as defined in Section 1.01 to the Existing Credit Agreement, as amended hereby) occurs, the Approving Lenders shall also receive the fee set forth in Section 6.12 to the Existing Credit Agreement, as amended hereby).

SUBPART 3.4 Fees and Expenses. The Administrative Agent shall have received from the Borrower (a) the aggregate amount of all fees and expenses identified in that certain Engagement Letter dated October 6, 2008 among the Borrower, the Administrative Agent and Banc of America Securities LLC and (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

PART 4

MISCELLANEOUS

SUBPART 4.1 Cross-Reference. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.2 Representations and Warranties. Each Loan Party hereby represents and warrants that it: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable, (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (c) the representations and warranties contained in Article 5 of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof and upon giving effect to this Amendment as though made on and as of such date (except for those which expressly relate to an earlier date) and (d) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof and upon giving effect to this Amendment.

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SUBPART 4.3 Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.4 References in Other Loan Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

SUBPART 4.5 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy, facsimile or electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 4.7 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.8 General. Except as amended hereby, the Existing Credit Agreement and all other Loan Documents shall continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	BARR LABORATORIES, INC.,
a Delaware corporation

	By:	/s/ Christine A. Mundkur
	Name:	Christine A. Mundkur
	Title:	Chief Executive Officer

DOMESTIC GUARANTORS:	BARR PHARMACEUTICALS, INC.,
a Delaware corporation

	By:	/s/ William T. Mekee
	Name:	William T. Mekee
	Title:	EVP and Chief Financial Officer

BARR DISTRIBUTION COMPANY,
a Delaware corporation

	By:	/s/ Michael Bogdan
	Name:	Michael Bogdan
	Title:	President

DURAMED PHARMACEUTICALS, INC., a Delaware corporation

	By:	/s/ Sigurd Kirk
	Name:	Sigurd Kirk
	Title:	Sr. VP - Controller

Barr Laboratories, Inc.

Second Amendment

ADMINISTRATIVE AGENT AND LENDERS:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Angela Lau
	Name:	Angela Lau
	Title:	Assistant Vice President

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Robert LaPorte
	Name:	Robert LaPorte
	Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ D. Scott Farquhar
Name:	D. Scott Farquhar
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

BAYERISCHE LANDESBANK, New York Branch as a Lender

By:	/s/ Nikolai von Mengden
Name:	Nikolai von Mengden
Title:	Senior Vice President

By:	/s/ Matthew DeCarlo
Name:	Matthew DeCarlo
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

MIZUHO CORPORATE BANK LTD.,
as a Lender

By:	/s/ Raymund Ventura
Name:	Raymund Ventura
Title:	Deputy General Manager

Barr Laboratories, Inc.

Second Amendment

TAIPEI FUBON COMMERCIAL BANK LOS ANGELES BRANCH, as a Lender

By:	/s/ Sophia Jing
Name:	Sophia Jing
Title:	FVP & General Manager

Barr Laboratories, Inc.

Second Amendment

CHANG HWA COMMERICAL BANK, LTD, NEW YORK BRANCH as a Lender

By:	/s/ JIM C.Y. CHEN
Name:	JIM C.Y. CHEN
Title:	VP & GENERAL MANAGER

Barr Laboratories, Inc.

Second Amendment

Union Bank of California, N.A.
as a Lender

By:	/s/ Richard A. Lopatt
Name:	Richard A. Lopatt
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH
as a Lender

By:	/s/ David A. Buck
Name:	David A. Buck
Title:	Senior Vice President

Barr Laboratories, Inc.

Second Amendment

THE NORTHERN TRUST COMPANY

as a Lender

By:	/s/ Peter J. Hailan
Name:	Peter J. Hailan
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

E.SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH
as a Lender

By:	/s/ Benjamin Lin
Name:	Benjamin Lin
Title:	EVP & General Manager

Barr Laboratories, Inc.

Second Amendment

UNICREDIT BANK AUSTRIA AG,
as a Lender

By:	/s/ Pavel BREZINA
Name:	Pavel BREZINA
Managing Director Int. Corporates

By:	/s/ Martin ZOJER
Name:	Martin ZOJER
Relationship Manager Int. Corporates

Barr Laboratories, Inc.

Second Amendment

Company Name: UniCredit Bank Austria AG	Company location: Schottengasse 6-8, 1010 Wien, Register of companies: Handelsgericht Wien, FN 150714p, VAT-Id. nr.: ATU51507409, DVR 0030066, BLZ: 12000, BIC: BXAUATWW. www.bankaustria.at

CITIBANK, N.A.
as a Lender

By:	/s/ Allen Fisher
Name:	Allen Fisher
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

HUA NAN COMMERCIAL BANK, LTD. NEW YORK AGENCY,
as a Lender

By:	/s/ Henry Hsieh
Name:	Henry Hsieh
Title:	Assistant Vice President

Barr Laboratories, Inc.

Second Amendment

Hua Nan Commercial Bank, Ltd. Los Angeles Branch, as a Lender

By:	/s/ Oliver C.H. Hsu
Name:	Oliver C.H. Hsu
Title:	VP & General Manager

Barr Laboratories, Inc.

Second Amendment

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ KARIM BLASETTI
Name:	KARIM BLASETTI
Title:	VICE PRESIDENT

By:	/s/ MIKHAIL FAYBUSOVICH
Name:	MIKHAIL FAYBUSOVICH
Title:	VICE PRESIDENT

Barr Laboratories, Inc.

Second Amendment

THE BANK OF EAST ASIA, LIMITED NEW YORK BRANCH
as a Lender

By:	/s/ Kenneth Pettis
Name:	Kenneth Pettis
Title:	SVP Head of Corporate Syndications

By:	/s/ Kitty Sin
Name:	Kitty Sin
Title:	SVP, Head of Credit

Barr Laboratories, Inc.

Second Amendment

Bank of Ireland

[LENDER] as a Lender

By:	/s/ Colin Moran
Name:	Colin Moran
Title:	Manager

Barr Laboratories, Inc.

Second Amendment

BANK OF COMMUNICATIONS CO., LTD., NEW YORK BRANCH,
as a Lender

By:	/s/ Shelley He
Name:	Shelley He
Title:	Deputy General Manager

Barr Laboratories, Inc.

Second Amendment

LANDESBANK BADEN-WUERTTEMBERG NEW YORK AND/ OR CAYMAN ISLANDS BRANCH
as a Lender

By:	/s/ Karen Richard
Name:	Karen Richard
Title:	VP & Head of Corporate Desk

By:	/s/ Carolyn Gutbrod
Name:	Carolyn Gutbrod
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

Soclété Générale, as a Lender

By:	/s/ Yao Wang
Name:	Yao Wang
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

SUNTRUST BANK, as a Lender

By:	/s/ Kap Yarbrough
Name:	Kap Yarbrough
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

[THE BANK OF NOVA SCOTIA],
as a Lender

By:	/s/ Paula Czach
Name:	Paula Czach
Title:	Director, Head of Execution

Barr Laboratories, Inc.

Second Amendment

(SCOTIABANC INC),
as a Lender

By:	/s/ Patrick M. Brown
Name:	Patrick M. Brown
Title:	Managing Director

Barr Laboratories, Inc.

Second Amendment

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Robert M. Martin
Name:	Robert M. Martin
Title:	Senior Vice President

Barr Laboratories, Inc.

Second Amendment

ABN AMRO Bank NY.
as a Lender

By:	/s/ Michele Costello
Name:	Michele Costello
Title:	Director

By:	/s/ Marc Brondyke
Name:	Marc Brondyke
Title:	Associate

Barr Laboratories, Inc.

Second Amendment

Bank of Tokyo –
Mitsubishi Trust Company
[LENDER],
as a Lender

By:	/s/ Kenneth K. Egusa
Name:	Kenneth K. Egusa
Title:	Authorized Signatory

Barr Laboratories, Inc.

Second Amendment

TAIWAN COOPERATIVE BANK SEATTLE BRANCH
as a Lender

By:	/s/ Eric Tai
Name:	Eric Tai
Title:	VP & General Manager

Barr Laboratories, Inc.

Second Amendment

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Richard Fronapfel, Jr.
Name:	Richard Fronapfel, Jr.
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

LAND BANK OF TAIWAN,
as a Lender

By:	/s/ Henry Leu
Name:	Henry Leu
Title:	VP & General Manager

Barr Laboratories, Inc.

Second Amendment

U.S. BANK, N.A.
as a Lender

By:	/s/ Christopher T. Kordes
Name:	Christopher T. Kordes
Title:	Senior Vice President

Barr Laboratories, Inc.

Second Amendment

COMERICA BANK,
as a Lender

By:	/s/ Liesl Eckhardt
Name:	Liesl Eckhardt
Title:	Assistant Vice President

Barr Laboratories, Inc.

Second Amendment

BANK HAPAOLIM B.M., as a Lender

By:	/s/ HELEN H. GATESON
Name:	HELEN H. GATESON
Title:	VICE PRESIDENT

By:	/s/ Frederic S. Becker
Name:	Frederic S. Becker
Title:	Senior Vice President

MALAYAN BANKING BERHAD, NEW YORK BRANCH
as a Lender

By:	/s/ Fauzi Zulkifli
Name:	Fauzi Zulkifli
Title:	General Manager

Barr Laboratories, Inc.

Second Amendment

Bank of China, New York Branch,
as a Lender

By:	/s/ William W. Smith
Name:	William W. Smith
Title:	Deputy General Manager

Barr Laboratories, Inc.

Second Amendment

UNICREDIT BANCA DI ROMA, SPA, NEW YORK BRANCH, as a Lender

By:	/s/ LINDA LEE
Name:	LINDA LEE
Title:	ASSISTANT TREASURER

By:	/s/ ALESSANDRO PAOLI
Name:	ALESSANDRO PAOLI
Title:	SENIOR VICE PRESIDENT

Barr Laboratories, Inc.

Second Amendment

KBC Bank, N.V., as a Lender

By:	/s/ William Cavanaugh
Name:	William Cavanaugh
Title:	Director

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	First Vice President

THE KOREA DEVELOPMENT BANK
NEW YORK BRANCH as a Lender

By:	/s/ Kye Dong Kim
Name:	Kye Dong Kim
Title:	General Manager

Barr Laboratories, Inc.

Second Amendment

FORTIS CAPITAL CORP.
as a Lender

By:	/s/ John W. Deegan
Name:	John W. Deegan
Title:	Director & Group Head

By:	/s/ John Spillane
Name:	John Spillane
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
as a Lender

By:	/s/ Miguel Lara
Name:	Miguel Lara
Title:	Managing Director

By:	/s/ Gema Sacristan
Name:	Gema Sacristan
Title:	Director - Export & Agency Finance Global Trade Finance

Barr Laboratories, Inc.

Second Amendment

DNB NOR BANK ASA
as a Lender

By:	/s/ Thomas Tangen
Name:	Thomas Tangen
Title:	First Vice President

DNB NOR BANK ASA as a Lender

By:	/s/ Phil Kurpiewski
Name:	Phil Kurpiewski
Title:	Senior Vice President

Barr Laboratories, Inc.

Second Amendment

KEYBANK NATIONAL ASSOCIATION
as a Lender

By:	/s/ Sukanya V. Raj
Name:	Sukanya V. Raj
Title:	Vice President & Portfolio manager

Barr Laboratories, Inc.

Second Amendment

BANK OF TAIWAN, NEW YORK AGENCY
as a Lender

By:	/s/ Jane Chang
Name:	Jane Chang
Title:	AVP & Deputy General Manager

Barr Laboratories, Inc.

Second Amendment

K&H BANK ZRT.,
as a Lender

By:	/s/ Orsolyo Szabó
Name:	Orsolyo Szabó
Title:	Director

By:	/s/ Tibor Bak
Name:	Tibor Bak
Title:	Project Finance Manger

Date: 27 October 2008

Barr Laboratories, Inc.

Second Amendment

INTESA SANPAOLO SPA, New York Branch
as a Lender

By:	/s/ John J. Michalisin
Name:	John J. Michalisin
Title:	First Vice President

By:	/s/ Francesco Di Mario
Name:	Francesco Di Mario
Title:	First Vice President & Credit Manager

Barr Laboratories, Inc.

Second Amendment

NATIONAL CITY BANK,
as a Lender

By:	/s/ Erica E. Dowd
Name:	Erica E. Dowd
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment

UNITED OVERSEAS BANK LIMITED, NEW YORK AGENCY
as a Lender

By:	/s/ George Lim
Name:	George Lim
Title:	SVP & GM

By:	/s/ Mario Sheng
Name:	Mario Sheng
Title:	AVP

Barr Laboratories, Inc.

Second Amendment

TD BANK, N.A., (FKA TD BANKNORTH)
as a Lender

By:	/s/ James R. Riley
Name:	James R. Riley
Title:	Managing Director

Barr Laboratories, Inc.

Second Amendment

TD BANK, N.A. (formerly known as Commerce Bank, N.A.),
as a Lender

By:	/s/ Thomas L. Savage
Name:	Thomas L. Savage
Title:	Vice President

Barr Laboratories, Inc.

Second Amendment